Exhibit 99.3
POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY given on the 28th day of April, 2011.
BY FORRIELITE LIMITED LIMITED
a company incorporated and registered in the Republic of Cyprus, under registration No. HE 284188 having its registered office at Strovolou 124, 1st floor, Flat/Office 103, Strovolos, 2042, Nicosia, Cyprus. (heinafter called “the company”) hereby appoints
MR. KISELEV OLEG
Having a passport No.:- 71 2582689
(hereinafter called “the attorney”) the true and lawful attorney of the company to do or execute all or any of the acts and things hereinafter mentioned that is to say :-
1.	To transact, manage, carry on and do all and every business matters and things requisite or necessary or in any manner connected with or having reference to the business and affairs of the company and without limiting the preceding generally to sign, execute, complete, alter, modify or cancel any contracts or submit any applications and effect any payment or undertake any obligations in relation to the signing or execution of any contract or any other matter whatsoever, as aforesaid.

2.	To be the Company’s Attorney and to appear before any Government, of any country whatsoever, supreme or local authority, public body, Government Department, Association, firm or company public or private or any person and enter into negotiations and conclude or modify or cancel and sign or execute any contract or arrangement with any such authorities or persons, as aforesaid and to apply to authorities and effect registrations and transactions as required.

3.	To acquire, buy, accept, sell, transfer, register, purchased, receive on lease or sub- lease or on hire purchase or in exchange or accept by way of donation or otherwise acquire any movable and immovable property of any kind and description, including, but not limited to aircrafts and ships, in the name of Company or any other legal entity or person and to sell, buy, accept, dispose, transfer, sell on hire purchase, lease or sub — lease or rent, assign or dispose by way of gift or otherwise, give licenses or options, charge, mortgage, or in any other way dispose or deal with the immovable and movable property of the Company and give valid receipts and make and sign any declarations.

4.	To demand, recover, enforce and give goods and sufficient receipts, discharges, releases and indemnities for and in respect of all property, money, securities and rights to which we are or may be entitled, and to effect a compromise or release of any claim in respect thereof, and to pay, discharge, satisfy or compromise any of our debts or liabilities or any claim against the Company.

5.	To apply and subscribe for (whether absolutely or conditionally), pay calls on, buy, accept or otherwise acquire, and to sell, assign, exchange, renounce or otherwise dispose of, stocks, funds, shares, debentures, debenture stock, securities and investments of every description, however constituted and whenever issued, and whether now existing or hereafter to be created, and to any options or rights in respect thereof; to enter into underwriting and sub-underwriting agreements; and generally to manage and vary investments.

6.	To buy and sell goods as well as services of all kinds and description for cash or on credit, and to take and let on least administer and carry out and contract for repairs and improvements of real and personal property in connection with the business of the Company or otherwise.

7.	To apply to any Bank or Banking Institution for the opening of a banking account or accounts and to open, operate or close any banking account or accounts according to the Bank’s regulations and to draw, to sign, endorse and negotiate cheques, bills of exchange, dividend and interest warrants for the purpose of the business of the Company and endorse on behalf of the company and cheques drafts or other negotiable instruments or other Bank’s documents, including power to accept bills of exchange and power to give promissory notes which the attorney may deem necessary or proper in relation to the company’s affairs.

8.	To open up, establish, register, maintain, operate and manage branches of the company or to apply and secure a license or a permit or an authority for the company to trade with limited liability and generally to open and establish at any place or places branches or place of business of the Company and to do all acts and things necessary or expedient in that behalf including the appearance before any authority, governmental, local or otherwise the signing of any forms or documents including any application and the leasing or hiring upon any terms of premises for the purpose of carrying out the aforesaid powers and authorities.

9.	To invest, participate, subscribe, buy, sell or take up any shares, securities or any other bonds or warranties of any kind or in any partnerships, companies, associations or other business entities, on behalf of the company or its shareholders or bodies corporate in its group of companies on any terms and conditions that the attorney may deem fit.

10.	To effect, maintain and recover under insurances against loss, damage, and liability.

11.	To give, vary and revoke instructions as to the manner in which any moneys payable to or by the Company (whether periodically or otherwise) shall be paid or dealt with and as to the custody and disposal of any personal property, including securities and documents of title.

12.	In connection with any stocks, funds, shares, debentures, debenture stock, securities or investments, to attend and vote or appoint any person to attend and vote as the Company’s proxy at meetings of holders thereof, and to effect, sanction or oppose any exercise or modification of rights.

13.	To engage, suspend and dismiss sub-agents, employees and servants and employ accountants, brokers, solicitors, notaries and other agents as may be required for efficiently carrying on the business of the Company and for doing all or any of the acts and things which the Attorney is hereby empowered to do.

14.	To bring and prosecute any court action and legal proceedings that may be necessary on the Attorney’s opinion to protect and enforce the interest and rights of the company or its branches to defend all and any court action or legal proceedings brought against the company or its branches and to proceed to judgment and execution or become non-suti or suffer judgment; to go by default and to compromise and settle any such court actions or other and proceedings on any terms and conditions that the attorney may deem fit.

15.	To sign execute and deliver all deeds or other documents necessary or desirable for the purpose aforesaid any of them or for the management or development of the business of the company. To receive the notices, correspondence and other documents addressed for the company. To use the stamp of the Company for the execution of any approved action, as said in this Power of Attorney of the abovementioned operations fixed in this Power of Attorney.

16.	Generally to do all acts necessary or expedient in the interest of the company or its business as fully and effectively as the company might do, and to concur in doing any of the acts or things hereinafter mentioned in conjunction with any other person or persons interested in the business and to employ professional assistance for the better and more effectually executing the power or authorities aforesaid or any of them.

17.	The attorney may appoint and/or employ professionals, i.e. lawyers, accountants or other representatives to assist him in the execution of the powers or duties under this Power of Attorney and may give them specific authorities and instructions in execution of their retainer which must be within the terms and time limitation of this Power of Attorney.

18.	The attorney in general shall do or cause to be done only lawful acts and things as he may think proper in each case as we could do ourselves.

AND it is hereby declared that:
(a)	The company hereby ratifies and confirms and agrees to ratify and confirm whatsoever the attorney shall do or purport to do by virtue of this power of attorney including in such confirmation whatsoever shall be done between the time of revocation of this power of Attorney and the time of that revocation becoming known to the said attorney.

(b)	The company hereby authorizes and empowers the attorney to acknowledge in the name, the act and the deed of the company this Power of Attorney and that the seal of the company was duly affixed hereto and to register and record the same in the proper office and or registry of any country whatsoever and to procute to be done any and to obtain any and every other act and thing whatsoever which may be in anywise requisite or proper for authenticating and giving full effect to this Power of Attorney according to the law and usages of any country whatsoever as fully and effectually as could the company.
19.	The Present Power of Attorney is valid until 27th day of April, 2012.
IN WITNESS whereof this power of attorney has been duly sealed and execute this 28th day of April 2011, in Nicosia

For	FORRIELITE LIMITED

This is to [illegible] signature is the signature of Mr. N. Kyriacou a Certifying Officer of Nicosia [illegible] Council of Ministers of the Republic of Cyprus under [illegible] Cap. 39 to certify signatures and [illegible] said signature is that of the Ce[illegible] Officer certifies only the signature [illegible] and assumes no responsibility for the content of this document.

Nicosia - CYPRUS

29 APR 2011

District Officer Nicosia

MELINA MENELAOU

## APOSTILLE

### (Convention de La Haye du 5 octobre 1961)

1. Country CYPRUS.
   This public document
2. has been signed by MELINA MENELAOU
3. acting in the capacity of District Officer
4. bears the seal/stamp of the District Officer

Certified

5. at Nicosia.
6. the 29 APR 2011
7. by A. CONSTANTINOU
8. No 132434/11
9. Seal/stamp:
10. Signature:

Permanent Secretary
Ministry of Justice and Public Order

ΚΥΠΡΟΣ KIBRIS CYPRUS

MINISTRY OF JUSTICE & PUBLIC ORDER

RESOLUTION OF SOLE DIRECTOR IN WRITING OF
FORRIELITE LIMITED
Date: 28/04/2011
I, the undersigned, being the Sole Director of the above-mentioned company hereby do resolve to issue a General Power of Attorney for the following person for one year from the day of issue:
Mr. Kiselev Oleg
Holder of Russian Federation passport 71 2582689
The attorney in general shall do or cause to be done only lawful acts and things as he may think proper in each case as I could do myself.